Exhibit (6)(1)(a)

TRANSAMERICA SERIES TRUST

INVESTMENT ADVISORY AGREEMENT

SCHEDULE A

July 1, 2015

PORTFOLIO NAME	PERCENTAGE OF AVERAGE DAILY NET ASSETS

Transamerica Aegon High Yield Bond VP	0.55% of the first $1.25 billion
0.525% over $1.25 billion up to $2 billion
0.50% in excess of $2 billion

Transamerica Aegon Money Market VP	0.35%

Transamerica Aegon U.S. Government Securities VP	0.55%

Transamerica AB Dynamic Allocation VP	0.75% of the first $250 million
0.70% in excess of $250 million

Transamerica American Funds Managed Risk VP	0.50% of first $5 billion
0.49% over $5 billion up to $10 billion
0.43% in excess of $10 billion

Transamerica Asset Allocation - Conservative VP Transamerica Asset Allocation - Growth VP Transamerica Asset Allocation - Moderate Growth VP Transamerica Asset Allocation - Moderate VP	0.10% of the first $10 billion 0.09% in excess of $10 billion

Transamerica Barrow Hanley Dividend Focused VP	0.75% of the first $200 million
0.65% over $200 million up to $500 million
0.60% in excess of $500 million

Transamerica BlackRock Global Allocation VP	0.68% of the first $5 billion
0.67% in excess of $5 billion

Transamerica BlackRock Global Allocation Managed Risk – Balanced VP	0.25% of the first $5 billion
0.24% over $5 billion up to $10 billion
0.19% in excess of $10 billion

Transamerica BlackRock Global Allocation Managed Risk – Growth VP	0.27% of the first $5 billion
0.26% over $5 billion up to $10 billion
0.21% in excess of $10 billion

Transamerica BlackRock Tactical Allocation VP	0.10% of the first $1 billion
0.08% in excess of $1 billion

Transamerica Clarion Global Real Estate Securities VP	0.80% of the first $250 million
0.775% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.65% in excess of $1 billion

Transamerica International Moderate Growth VP	0.10% of the first $10 billion
0.09% in excess of $10 billion

Transamerica Janus Balanced VP	0.73% of the first $250 million
0.70% over $250 million up to $500 million
0.675% over $500 million up to $1 billion
0.65% in excess of $1 billion

Transamerica Jennison Growth VP	0.80% of the first $250 million
0.75% over $250 million up to $500 million
0.70% over $500 million up to $1 billion
0.60% in excess of $1 billion

Transamerica JPMorgan Core Bond VP	0.45% of the first $750 million
0.40% over $750 million up to $1 billion
0.375% in excess of $1 billion

Transamerica JPMorgan Enhanced Index VP	0.74% of the first $750 million
0.69% over $750 million up to $1 billion
0.65% in excess of $1 billion

Transamerica JPMorgan Mid Cap Value VP	0.85% up to $100 million
0.80% in excess of $100 million

Transamerica JPMorgan Tactical Allocation VP	0.70% of the first $500 million
0.675% over $500 million up to $750 million
0.65% in excess of $750 million

Transamerica Legg Mason Dynamic Allocation – Balanced VP	0.58% of the first $350 million
0.56% over $350 million up to $750 million
0.53% over $750 million up to $1.5 billion
0.51% in excess of $1.5 billion

Transamerica Legg Mason Dynamic Allocation – Growth VP	0.60% of the first $250 million
0.57% over $250 million up to $750 million
0.54% over $750 million up to $1 billion
0.53% over $1 billion up to $1.5 billion
0.52% in excess of $1.5 billion

Transamerica Madison Balanced Allocation VP	0.15%

Transamerica Madison Conservative Allocation VP	0.15%

Transamerica Madison Diversified Income VP	0.75%

Transamerica Managed Risk - Conservative ETF VP	0.31% of the first $50 million;
Transamerica Managed Risk - Balanced ETF VP	0.29% over $50 million up to $250 million;
Transamerica Managed Risk - Growth ETF VP	0.27% in excess of $250 million

Transamerica Market Participation Strategy VP	0.65% of the first $500 million
0.62% over $500 million up to $1 billion
0.59% over $1 billion up to $1.5 billion
0.57% in excess of $1.5 billion

Transamerica MFS International Equity VP	0.90% of the first $250 million
0.875% over $250 million up to $500 million
0.85% over $500 million up to $1 billion
0.80% in excess of $1 billion

Transamerica Morgan Stanley Capital Growth VP	0.80% of the first $500 million
0.675% in excess of $500 million

Transamerica Morgan Stanley Mid-Cap Growth VP	0.80% of the first $1 billion
0.775% in excess of $1 billion

Transamerica Multi-Managed Balanced VP	0.65% of the first $1 billion
0.60% in excess of $1 billion*

Transamerica Multi-Manager Alternative Strategies VP	0.20% of the first $500 million
0.19% over $500 million up to $1 billion
0.18% in excess of $1 billion

Transamerica PIMCO Tactical - Balanced VP	0.78% of the first $250 million
0.77% over $250 million up to $750 million
0.76% over $750 million up to $1.5 billion
0.73% in excess of $1.5 billion

Transamerica PIMCO Tactical - Conservative VP	0.76% of the first $750 million
0.75% over $750 million up to $1.5 billion
0.72% in excess of $1.5 billion

Transamerica PIMCO Tactical - Growth VP	0.79% of the first $250 million
0.78% over $250 million up to $750 million
0.76% over $750 million up to $1.5 billion
0.73% in excess of $1.5 billion

Transamerica PIMCO Total Return VP	0.65% of the first $250 million
0.64% over $250 million up to $500 million
0.63% over $500 up to $750 million
0.60% over $750 up to $1 billion
0.57% over $1 billion up to $3 billion
0.54% in excess of $3 billion

Transamerica PineBridge Inflation Opportunities VP	0.55% of the first $200 million
0.54% over $200 million up to $500 million
0.51% in excess of $500 million

Transamerica ProFund UltraBear VP	0.85% of the first $250 million
0.80% over $250 million up to $750 million
0.75% in excess of $750 million

Transamerica QS Investors Active Asset Allocation - Conservative VP

Transamerica QS Investors Active Asset Allocation - Moderate VP

Transamerica QS Investors Active Asset Allocation – Moderate Growth VP

0.55% of the first $50 million;

0.53% over $50 million up to $250 million;

0.51% over $250 million up to $1 billion;

0.49% over $1 billion up to $1.5 billion;

0.48% over $1.5 billion up to $2.5 billion

0.47% in excess of $2.5 billion

Transamerica Systematic Small/Mid Cap Value VP	0.80% of the first $500 million
0.75% in excess of $500 million

Transamerica Torray Concentrated Growth VP	0.65% of the first $650 million
0.63% over $650 million up to $1.15 billion
0.575% in excess of $1.15 billion

Transamerica T. Rowe Price Small Cap VP	0.75%

Transamerica TS&W International Equity VP	0.74% of the first $500 million
0.72% over $500 million up to $1 billion
0.69% over $1 billion up to $2 billion
0.66% in excess of $2 billion

Transamerica Voya Balanced Allocation VP	0.10% of the first $10 billion
0.09% in excess of $10 billion

Transamerica Voya Conservative Allocation VP	0.10% of the first $10 billion
0.09% in excess of $10 billion

Transamerica Voya Intermediate Bond VP	0.50% of the first $1 billion
0.48% in excess of $1 billion

Transamerica Voya Large Cap Growth VP	0.80% of the first $250 million
0.75% over $250 million up to $1 billion
0.72% in excess of $1 billion

Transamerica Voya Limited Maturity Bond VP	0.50% of the first $250 million
0.475% over $250 million up to $1 billion
0.46% in excess of $1 billion

Transamerica Voya Mid Cap Opportunities VP	0.83% of the first $100 million
0.815% over $100 million up to $1 billion
0.80% in excess of $1 billion

Transamerica Voya Moderate Growth Allocation VP	0.10% of the first $10 billion
0.09% in excess of $10 billion

Transamerica WMC US Growth VP	0.70% for the first $150 million
0.67% over $150 million up to $650 million
0.65% over $650 million up to $1.15 billion
0.625% over $1.15 billion up to $2 billion
0.61% over $2 billion up to $3 billion
0.60% over $3 billion up to $4 billion
0.58% in excess of $4 billion

Transamerica WMC US Growth II VP	0.30%

*	Effective May 1, 2014, the advisory fee of Transamerica Multi-Managed Balanced VP may not be changed without shareholder approval.